UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, Primo Brands Corporation (the “Company”) determined that, in connection with a planned leave of absence, Robert Austin would temporarily cease to serve as Chief Operating Officer of the Company, effective September 30, 2025. During this time, Mr. Austin will serve as a Senior Advisor to the Company.

On September 10, 2025, the Company’s Board of Directors designated the Company’s Chief Executive Officer, Robbert Rietbroek, to serve as the Company’s principal operating officer during the interim period until Mr. Austin’s return, during which time certain senior operations executives will report directly to Mr. Rietbroek. Mr. Rietbroek’s biographical information can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2025, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: September 12, 2025	By:	/s/ Hih Song Kim
Hih Song Kim
Chief Legal Officer and Corporate Secretary